SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

PRINTCAFE SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

IMPORTANT REMINDER

      September 26, 2003

      Dear Stockholder

      Your proxy has not yet been received for the Special Meeting of Stockholders to be held on Tuesday, October 21, 2003. No matter how many shares you own, your vote is important.

      You are being asked to approve the Agreement and Plan of Merger, dated as of February 26, 2003, by and among Electronics For Imaging, Inc. (“EFI”), Strategic Value Engineering, Inc., a wholly-owned subsidiary of EFI, and Printcafe Software, Inc.

      For reasons explained in the Proxy Statement previously sent to you, a majority of the Printcafe Board encourages you to vote FOR the merger with EFI.

      Since the Merger Agreement requires approval of a majority of the outstanding shares of common stock, your failure to vote will have the same effect as a vote against the merger.

      Please take the time today to vote the enclosed duplicate proxy card.

      If you need another copy of the proxy statement or have any questions, please contact MacKenzie Partners, Inc., which is assisting us with the solicitation of proxies, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

      Your prompt attention to this matter is greatly appreciated.

Sincerely yours,

Marc D. Olin
Chairman, Chief Executive Officer and President